SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 11, 2007

Asianada, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136806	98-0538032
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

N.A.
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2007, the registrant executed a loan agreement with Trinad Capital Master Fund, Ltd. (“Trinad”) whereby Trinad agreed to loan the Company up to a principal amount of $100,000 (the “Loan”), at any time and from time to time, prior to the registrant’s consummation of a Next Financing (as defined below). Trinad shall make advances to the registrant in such amounts as the registrant shall request from time to time. The Loan bears interest at the rate of 10% per annum. The entire outstanding principal amount of the Loan and any accrued interest thereon shall be due and payable by the registrant upon, and not prior to, the consummation of a sale of securities (other than a sale of shares of the registrant’s common stock, $0.01 par value per share, to officers, directors or employees of, or consultants to, the registrant in connection with their provision of services to the registrant), to a third party or parties with proceeds to the registrant of not less than $200,000 (a “Next Financing”).

On July 11, 2007, the registrant entered into a Management Agreement (the “Management Agreement”) with Trinad Management, LLC (“Trinad Management”), an affiliate of Trinad. Pursuant to the terms of the Management Agreement, which is for a term of 5 years, Trinad Management will provide certain management services, including, without limitation the sourcing, structuring and negotiation of a potential business combination transaction involving the registrant. The registrant has agreed to pay Trinad Management a management fee of $90,000 per quarter, plus reimbursement of all expenses reasonably incurred by Trinad Management in connection with the provision of management services. Either party may terminate with prior written notice. However, in the event the registrant terminates the Management Agreement, it shall pay to Trinad Management a termination fee of $1,000,000.

Item 2.03. Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 11, 2007, Mr. Daniel Kim was appointed Vice President and Controller of the registrant.

There are no arrangements or understandings between Mr. Kim and any other person pursuant to which Mr. Kim was selected as vice president and controller. There are no transactions to which the registrant is a party and in which Mr. Kim had a material interest that are required to be disclosed under Item 404(a) and (b) of Regulation S-B. Mr. Kim has not previously held any positions with the registrant. Mr. Kim has no family relations with any directors or executive officers of the registrant.

Mr. Kim has twelve years of private and public accounting experience in a variety of industries which include manufacturing, construction, technology and real estate. Mr. Kim is the controller of Trinad Mangement, LLC. He was previously the controller at Total Investments, a real estate company in Los Angeles, where he also set internal controls and maintained banking relationships. His public accounting experience includes auditing of security broker/dealers. Mr. Kim is a Certified Public Accountant in the State of California and holds a B.S. in Business Administration from the University of Southern California.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Loan Agreement with Trinad Capital Master Fund, Ltd., dated July 11, 2007.
10.2	Management Agreement dated July 11, 2007 between the registrant and Trinad Management, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asianada, Inc. (Registrant)

Dated: July 17, 2007	By:	/s/ Robert Ellin
Robert Ellin
Chairman, Chief Executive Officer and President